                                                                    EXHIBIT 10.9

                 [Letterhead of W.L. Gore & Associates, Inc.]

                               TRADEMARK LICENSE

PARTIES:

Falcon Shoe Manufacturing Co.
#2 Cedar Street
Lewiston, ME 04240            ("Licensee")

and

W.L. Gore & Associates, Inc.
555 Paper Mill Road
P.O. Box 9329
Newark, DE  19714-9329        ("Gore")

WHEREAS:

     Licensee has the ability to produce and market high quality products incorporating advanced fabric and construction technologies, resulting in products uniquely suited to their intended uses successfully placed into the hands of satisfied consumers. Licensee desires to produce high quality products incorporating high technology fabrics, related items, and advanced design and construction techniques supplied by Gore, and to make use of trademarks owned by Gore to promote and sell these products. Gore desires to license its trademark(s) listed on Schedule B ("the Mark") to customers who will supply the market with high quality products which will produce consumer satisfaction and enhance the value of the Mark as a brand, producing mutually beneficial results and growth in the respective businesses of Licensee and Gore.

     1. Subject to the remaining terms of this Agreement, including all Schedules to it, Gore grants to Licensee a non-exclusive, non-transferable License to use the Mark under the terms and conditions set forth below. The Mark may be used only on products that are of styles and constructions which have been approved in advance by Gore, and meet the quality standards contained in Schedule A. These items are hereinafter referred to as "Products." In consideration for this License, Licensee agrees to honor the conditions hereof, and shall pay Gore a one-time royalty of U.S. $1.00.

     2. Licensee recognizes Gore's ownership of the Mark and the validity of this License. Licensee agrees to do nothing inconsistent with such ownership or to challenge the validity of this License. Licensee agrees not to use the Mark in any way not specifically permitted by this License.

     3. Licensee agrees that Gore make take all reasonable steps necessary to continuously monitor the quality of the Products. Such steps may include, but are not limited to, inspection of manufacturing operations for Products, inspection and approval of designs, and testing prototypes or samples of Products submitted to or otherwise obtained by Gore. Gore will maintain such designs, prototypes and samples in confidence. It is Licensee's responsibility to obtain Gore's prior written approval of Products under Gore's quality standards prior to the production of Products in commercial quantities. Gore will exert its best efforts to ensure it does not impede the regular design or production schedule for Products. Licensee agrees to give Gore reasonable advance notice of any change in design, materials, or manufacturing process or location for an approved style. Licensee agrees that it will have all Products manufactured only by a manufacturer certified by Gore for the manufacture of Products.

     4. Licensee represents and warrants to Gore that all Products produced hereunder shall conform to all applicable specifications and standards, including those set forth in Schedule A; shall be free from defects in materials and workmanship; and shall be merchantable and fit for the purpose for which they are intended.

     5. If for any reason Licensee, or any certified manufacturer acting on Licensee's behalf, produces Products which do not meet Gore's quality standards, those Products shall be disposed of only in a manner approved in writing and in advance by Gore, and all labels and tags identifying Gore or the Mark will be removed under Gore's supervision.

     6. This License expressly includes the right to use the Mark in advertising and promotional materials. Licensee agrees to use the Mark only in the manner set forth in the guide for the proper use of the Mark which is attached hereto as Schedule B, and, if the Mark is to be used in any manner instructions for which are not contained in Schedule B, Licensee shall seek Gore's prior written approval and advice regarding the intended usage.

     7. Licensee understands and agrees that approval to use the Mark in conjunction with a particular brand or label owned by Licensee is limited to that brand or label, and use of the Mark with a different brand or label owned by Licensee requires Gore's prior written approval even if the Product design and construction is not modified. Where this is the case, such brands will be listed in Schedule C. Any change in design, materials, or manufacturing process or location for an approved style or brand must be approved in writing by Gore before the Mark may be applied to Products incorporating such change.

     8. Any material change in the record or beneficial ownership of Licensee shall constitute an attempted transfer of this License which Gore may or may not, in its sole and absolute discretion, approve.

     9. The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion or for any period of time shall not be considered a waiver, nor shall such failure deprive that party or limit its exercise of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement.

     10. (a) This Agreement shall take effect on the date indicated below and shall continue in force for one (1) year from that date. This Agreement may be terminated by either party at any time thereafter by giving ninety (90) days' advance written notice. If this

Agreement is not so terminated, then it shall automatically be renewed for successive one (1) year periods, subject to earlier termination as provided herein.

          (b) This Agreement may be terminated at any time by an agreement in writing signed by both Parties.

          (c) In the event of a breach of this Agreement by either Party at any time, this Agreement may be terminated by the other Party by giving thirty (30) days' written notice specifying the breach, provided, however, that the breaching Party shall have the opportunity to cure the specified breach within that thirty (30) day period to the satisfaction of the other Party, in which case this Agreement shall remain in effect.

     11. Upon termination of this Agreement, Licensee undertakes to discontinue immediately any further use of the Mark when Licensee's then-existing stock of Products which comply with Gore's quality standards is exhausted; to destroy all labels, labeling and printed material bearing the Mark; and not use any trademarks similar to the Mark. Licensee further promises that after termination of this Agreement, Licensee will not claim that the use of the Mark by Licensee has created any right, title or interest in or to the Mark on Licensee's part and shall take whatever steps are necessary to ensure that the Mark and all goodwill connected with the Mark remain Gore's property.

     12. All materials, documents, information and equipment which Gore supplies or discloses to Licensee, whether in writing or orally, shall be considered proprietary trade secrets of Gore. Licensee agrees not to disclose any such matters to any third party without Gore's advance written consent or to use it in any way detrimental to Gore's interests. Licensee further agrees to make sure that the dissemination of such information among its employees is restricted to those persons who have a demonstrated need to have access to it to design, make, promote and sell Products, and then only after securing a pledge of confidentiality from them. However, confidential information subject to the restrictions of this paragraph shall not include

     (a) information currently in the public domain;

     (b) information which becomes public through no fault of Licensee;

     (c) information previously known to Licensee prior to its disclosure to Licensee by Gore, as shown by Licensee's contemporaneous written records; or

     (d) information disclosed to Licensee by a third party not in breach of any agreement.

Gore agrees to give comparable treatment to any of Licensee's proprietary information which is specifically identified as such in writing at the time of disclosure. The obligations of each party under this paragraph will remain in full force and effect for three (3) years following any termination of this Agreement.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., not including its choice of law provisions.

     14. This Agreement may be amended only in a written document dated after the date of this Agreement signed by the party sought to be charged, except for Schedules A, B and C to this Agreement which can be amended by Gore at its discretion from time to time by sending a copy of the new Schedule to Licensee.

     15. This Agreement and the attached Schedules is intended to be the final written expression of all the terms included herein and the complete and exclusive statement of the Parties' agreement on the subject governed hereby. These terms may not be contradicted by evidence of any prior agreement or of a contemporaneous oral agreement, may be amended only as provided in paragraph 14 above, and may otherwise be explained, supplemented, modified, altered, waived or suspended only by a writing signed by both Parties. This Agreement and its Schedules shall be for purposes of interpretation, construction and all other purposes be deemed to have been drafted by both Parties.

AGREED TO AND ACCEPTED THIS   25   day of     JULY   , 1994.
                            ------        -----------    --


FALCON SHOE MANUFACTURING CO.                 W.L. GORE & ASSOCIATES, INC.

By:    /s/  Theodore C. Johanson              By:   /s/  Blair C. Dickerson
    -----------------------------------          -----------------------------

            Theodore C. Johanson                         Blair C. Dickerson
    -----------------------------------       --------------------------------
          (Print Name)                                (Print Name)

JWB/jes
UNIVTM
1/27/93

Attachments

Schedule A:  Quality Standards
Schedule B:  Trademark Usage Guide
Schedule C:  Customer Brand Name Identification

                                   SCHEDULE A

                     GORE-TEX(R) FOOTWEAR QUALITY STANDARDS

                     End Use Application:  Hunting Footwear

A.   Waterproofness

     1. All footwear must be constructed with GORE-SEAM tape and Gore Seam Sealing Machines using current, seam sealing materials or other approved materials and technology.

     2. All booties must be tested after manufacture using a Gore Bootie Testing Machine (BTM) or other approved test that is set to inflate the bootie to a pressure of 1 psi. Booties must not leak air bubbles at a rate greater than 1 bubble per 7 seconds.

     3. Licensee is responsible for assuring that all finished footwear is waterproof.

     4. Finished footwear must be tested for waterproofness using either a hydrostatic water test or another method that has been approved by Gore. Reduced testing levels will be permitted on production lines which can be shown to produce 100% waterproof product on a continuing basis. New test methods may be developed and instituted for in process testing of footwear.

     5. The licensee must work to limit the potential water weight gain of the finished products by using construction materials which minimize water absorption and retention.

B.   Breathability

     1. GORE-TEX(R) footwear must be breathable and meet the criteria in Addendum A1. Components in the construction of the upper portion of the product that are completely impermeable to moisture vapor transmission, are not permitted unless the components have been approved by Gore. Examples of components that Gore will approve are toe boxes, heel counters and eyelets.

     2. Licensee and Gore will work together to improve the breathability of the licensee's footwear. This includes participation in Gore's effort to continually improve breathability standards for licensed footwear. Participation requires that the licensee make available to Gore finished footwear for Moisture Vapor Transmission Rate (MVTR) testing.

C.   Fit

     1. Waterproof footwear must be constructed using patterns that provide acceptable donning and comfortable fit.

D.   Other Components

     1. All components must be appropriate for wet service and any unique, end use specific, environmental conditions. Examples of unacceptable components are poorly attached soles, low grade leathers and materials that are mechanically unstable in water.

E.   Model Approval

     1. All models of footwear utilizing GORE-TEX(R) fabric must be approved by Gore prior to production. A sample of each model of footwear, representative of the product that will be sold by the licensee, must be submitted to and approved through Gore's footwear laboratory. Model approval may be revoked if a previously qualified model fails to maintain conformance to the quality standards and specifications.

     2. Gore's evaluation may include, but is not limited to:

          a)   hydrostatic testing for waterproofness
          b)   flex testing for waterproofness
          c)   MVTR testing of finished products for breathability
          d) analysis of the pattern and construction for donning, fit, wicking, height of functional waterproofness, insulation properties and overall product quality.
          e) review of the labeling and distribution plans to ensure the product if appropriate for its intended end use.
          f) the specific test methods and quality specification for a particular type of footwear as described in Addendum A1.

     3. At Gore's discretion, one model number may be used to represent several others when the models differ only with respect to cosmetic changes.

     4. Men's styles should be submitted in sizes 9-10 medium (D), women's models in sizes 6-8 medium (B).

F.   Labeling

     1. All licensed models must be clearly labeled with the brand name under which the product will be sold. Additionally, each piece of footwear must be clearly labeled as containing GORE-TEX fabric.

                                  ADDENDUM A1

                           QUALITY SPECIFICATIONS FOR
                          HUNTING GORE-TEX(R) FOOTWEAR

     A.   TEST OF WATERPROOFNESS
          ----------------------

          1. Footwear must pass greater than or equal to 500,000 flex cycles without leakage using the Gore water exclusion tester.

     B.   TEST OF BREATHABILITY
          ---------------------

          1. The minimum requirement for breathability as measured using the Gore Boot MVTR Test are as follows:

                      Men's                   Women's
                      Size 42 (US 9-10)       Size 37 (US 6-8)
                      -----------------       ----------------

          Boots
                      2.5 g/hr.               2.0 g/hr.


     C.   DESIGN REQUIREMENTS
          -------------------

          1. Waterline: The minimum waterproof height is 75% of the total height. The height is measured from the featherline.

          2. Waterproof gusset construction is required for tongues.

          3. Padding is required on sharp edges to protect the GORE-TEX(R) fabric from abrasion or puncture, especially around the heel counters, toe puffs, eyelets, etc.

          4. A permanently attached "GORE-TEX(R)" label is required.

          5. All seams must be sealed.

          6. Bootie style construction is required.

     D.   Technical suggestions for materials are available upon request.

                                   SCHEDULE B

                               TRADEMARK LICENSE


                                    BETWEEN


                         FALCON SHOE MANUFACTURING CO.

                                      AND

                          W.L. GORE & ASSOCIATES, INC.



Licensed Trademark(s)
---------------------

"GORE-TEX"

"Guaranteed To Keep You Dry"

                                   SCHEDULE B
                GUIDE FOR PROPER USE OF THE "GORE-TEX" TRADEMARK

     As a growing company, W.L. Gore & Associates, Inc. owns many valuable trademarks which identify and distinguish our products from those of other companies. Gore's trademarks are well known and signify to our customers that they are buying quality, state-of-the-art products from a company with a reputation for innovation, dependability, and integrity. Significant time, effort, and money has been spent in the research, development, and promotion of these products.

     Unfortunately, trademarks can be lost if they are not used correctly. A trademark is lost when it become generic and sneaks into the language as a common name description of the product, as distinguished from the source and identity of the product. If a trademark becomes generic, the original owner loses exclusive rights to use the mark. Any competitor can then use the trademark and take advantage of the advertising and promotion dollars spent by the former owner. Some famous former trademarks that have become generic are nylon, escalator, kerosene, and zipper.

     Fortunately, it is fairly easy to protect our trademarks. You need only follow these six rules of proper trademark usage:

1. A trademark should always be used in a manner that will distinguish it from the surrounding text. Capitalize trademarks completely, use initials caps with quotes, bold face type, or italics, or as a minimum, use initial caps. It is preferred that GORE-TEX not be separated, i.e., GORE on one line and TEX on another. The generic product name should not be capitalized.

          Right:    Garments of GORE-TEX(R) fabric
          Wrong:    Garments of gore-tex fabric

2. Always follow trademark with the appropriate trademark notice and footnote. The appropriate trademark notice should appear at least once in each piece
                                                    -------------
     of printed matter, preferably the first time the trademark appears. The footnote usually appears at the bottom of the last page.

          Example:  GORE-TEX(R) fabric
          Footnote: (R)Registered Trademark of W.L. Gore & Associates, Inc.
          Example:  GORE-TEX insert
          Footnote: Trademark of W.L. Gore & Associates, Inc.

3. Most importantly, a trademark is a proper adjective and when used in print such as in advertising, catalogues, promotions, brochures, hang tags, radio, etc. must always be followed by its generic or common name. The trademark should never be used alone when it appears in text.

          Right:    GORE-TEX(R) glove insert

          Wrong:    gloves made of GORE-TEX

     When a trademark is used directly on an article, such as a parka, jacket, shoes, golf suit, etc., manufactured under license to the trademark owner's specifications, then the article itself supplies the noun and the trademark can stand alone.

          Right: GORE-TEX alone on a label incorporated in a parka, jacket, rainsuit, etc.

     When a trademark is used in print such as in advertising, catalogues, hangtags, promotions, brochures, radio, etc., in reference to a licensed product, it must be followed by its generic or common name.

          Right:    GORE-TEX(R) parka, GORE-TEX(R) gloves

4.   Trademarks should never be used in the possessive sense.

          Right:    The popularity of GORE-TEX(R) products.
          Wrong:    GORE-TEX's popularity

5.   Do not coin new words or terms for a trademark.

          Wrong:    This fabric has been GORE-TEXED
          Wrong:    GORE-TEXABLE fabric

6. Trademarks identify and distinguish our products from those of other companies, therefore, our trademarks must not be combined or intermingled with the trademarks of other companies.

          Right:    GORE-TEX(R) golf shoes from ETONIC(R)
                    GORE-TEX(R) shoes, the ULTRALIGHT collection from TIMBERLAND/TM/
                    GORE-TEX(R) parka - EXTREME GEAR from THE NORTH
                    FACE(R)

          Wrong:    ETONIC GORE-TEX golf shoes
                    TIMBERLAND'S GORE-TEX ULTRALIGHTS
                    THE NORTH FACE GORE-TEX EXTREME GEAR

                                   SCHEDULE B

                    Guide To The Proper Use Of The Trademark

                          "GUARANTEED TO KEEP YOU DRY"


     "GUARANTEED TO KEEP YOU DRY" is a slogan trademark to be used in connection with outerwear manufactured under the auspices of W.L. Gore & Associates, Inc.

It shall only be used on garment styles approved by W.L. Gore & Associates, Inc.

     The trademark should be used either in all caps or initial caps with the registered (R) following:

                         GUARANTEED TO KEEP YOU DRY(R)

                         Guaranteed to Keep You Dry(R)

     Since slogans do not require the use of a noun, it may be used alone as above. However, it may also be used in the following manner:

                     GUARANTEED TO KEEP YOU DRY(R) program

                      GUARANTEED TO KEEP YOU DRY(R) label

     The slogan "GUARANTEED TO KEEP YOU DRY(R)" should never be sued in a non-

trademark manner such as:

     This parka is guaranteed to keep you dry.

Alternative wording shall be used, for example:

     This parka is engineered so you stay comfortable and dry.

                                   SCHEDULE C

                       CUSTOMER BRAND NAME IDENTIFICATION


     This section identifies Licensee's brand names which may be used on Products which carry the Gore Trademarks listed in Schedule B.


Licensed Brand Names:
--------------------

Dunham